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                                                                    Exhibit 10.6

                           TAX CONSOLIDATION AGREEMENT
                                 AMENDMENT NO 2

                                     BETWEEN

                              UGI BORDEAUX HOLDING
                                       AND
                               ITS GROUP COMPANIES

BETWEEN THE UNDERSIGNED:

(1) UGI BORDEAUX HOLDING, societe par action simplifiee with a share capital of EUR 85,568,435 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number 452 431 232 RCS Nanterre, duly represented for the purposes of the present Agreement by Francois Varagne,

                                (hereafter referred to as the "PARENT COMPANY"),

                                                                        firstly,

(2) AGZ HOLDING, societe anonyme with a share capital of EUR 35,126,800 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number 413 765 108 RCS Nanterre, duly represented for the purposes of the present Agreement by Francois Varagne,

                                       (hereafter referred to as "AGZ HOLDING"),

                                                                       secondly,

(3) ANTARGAZ, societe anonyme with a share capital of EUR 3,935,349 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number B 572 126 043 RCS Nanterre, duly represented for the purposes of the present Agreement by Francois Varagne,

                                          (hereafter referred to as "ANTARGAZ"),

                                                                        thirdly,

(4) WOGEGAL S.A., societe anonyme with a share capital of EUR 596,600.28 having its registered office at 19bis rue du Champ Martin, 35770 Vern Sur Seiche and registered under the number 310 095 658 RCS Rennes, duly represented for the purposes of the present Agreement by Francois Varagne,

                                      (hereafter referred to as "WOGEGAL S.A."),

                                                                       fourthly,
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(5)  GAZ EST DISTRIBUTION, societe anonyme with a share capital of EUR 152,400 having its registered office at 109 boulevard d'Haussonville, 54000 Nancy and registered under the number 421 283 615 RCS Nancy, duly represented for the purposes of the present Agreement by Francois Varagne,

                              (hereafter referred to as "GAZ EST DISTRIBUTION"),

                                                                        fifthly,

(6) NORD GPL SA, societe anonyme with a share capital of EUR 304,800 having its registered office at Le Marais d'Epinoy - Parc d'Activites du Chateau - Rue Gay Lussac, 62220 Carvin and registered under the number 422 265 504 RCS Bethune, duly represented for the purposes of the present Agreement by Francois Varagne,

                                       (hereafter referred to as "NORD GPL SA"),

                                                                        sixthly,

(7) RHONE MEDITERRANEE GAZ, societe anonyme with a share capital of EUR 151,758.24 having its registered office at Centre d'activites du Chateau de l'Ile - 6 rue Leon Blum, 69320 Feyzin and registered under the number 382 151 272 RCS Lyon, duly represented for the purposes of the present Agreement by Francois Varagne,

                            (hereafter referred to as "RHONE MEDITERRANEE GAZ"),

                                                                      seventhly,

AND

(8) AQUITAINE PYRENEES GAZ, societe anonyme with a share capital of EUR 135,163.56 having its registered office at 4 avenue de l'Escart, 33450 Saint Loubes and registered under the number 410 963 770 RCS Bordeaux, duly represented for the purposes of the present Agreement by Francois Varagne,

                            (hereafter referred to as "AQUITAINE PYRENEES GAZ"),

                                                                       eighthly,

WHEREAS:

By way of a private written agreement, dated June 18, 2004, as modified by an amendment, dated December 15, 2004, UGI Bordeaux Holding, AGZ Holding, Antargaz, Wogegal, Gaz Est Distribution, Nord GPL, Rhone Mediterranee Gaz and Aquitaine Pyrenees Gaz entered into an Agreement intituled "Tax Consolidation Agreement between UGI Bordeaux Holding and its Group Companies" (the "TAX CONSOLIDATION AGREEMENT").

Pursuant to Article 1.6 of the Tax Consolidation Agreement, it is stipulated, in particular, that for each tax year that falls within the Consolidation Period, UGI Bordeaux Holding undertakes to retrocede to AGZ Holding an amount equal to the tax saving that AGZ Holding would have recorded in its financial statements, in its capacity as parent company of the AGZ Holding tax consolidation group, if


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it had remained the parent company of this group and had applied the tax consolidation agreement, in effect prior to June 18, 2004, between AGZ Holding and its subsidiaries. It is also stipulated that payments made by UGI Bordeaux Holding to the Company with respect to these retrocessions must be made through the medium of a subsidy or share capital increase, from a legal perspective.

Following the refinancing of the senior debt of AGZ Holding, which occurred on December 7, 2005, the parties to the present Amendment decided to amend the above-mentioned provision of the Tax Consolidation Agreement so as to enable UGI Bordeaux Holding to also make payments due to the Company, with respect to retrocessions of tax savings, through the medium of subordinated loans.

The parties have agreed to adopt this Amendment for the purposes of amending the Tax Consolidation Agreement.

All of the clauses of the Tax Consolidation Agreement apply, with the exception of the Articles that are redefined or completed hereafter, the effect of which is restricted to the scope of this Amendment.

THE PARTIES AGREE AS FOLLOWS:

1. The parties agree, pursuant to this Amendment, to amend Article 1.6 of the Tax Consolidation Agreement as follows:

     "Notwithstanding the preceding provisions, and for the purposes of applying
     Article 20.1 of the Senior Facilities Agreement, dated December 7, 2005, between, in particular, AGZ Holding and Calyon (successor in the rights of Credit Lyonnais), as amended from time to time (the "SENIOR FACILITIES AGREEMENT"), the Parent Company undertakes, for each tax year that falls within the Consolidation Period, to retrocede to AGZ Holding an amount equal to the tax saving that AGZ Holding would have recorded in its financial statements, in its capacity as parent company of the AGZ Holding tax consolidation group, if it had remained the parent company of this group and had applied the tax integration agreement previously in effect between AGZ Holding and its subsidiaries. It is understood that this reallocation must not result in placing AGZ Holding in a less favourable or more favourable position than if it had remained at the head of the tax consolidation group. This retrocession shall be implemented as follows:

     Within fifteen (15) days following the annual approval of its financial statements by its shareholders' General Meeting, AGZ Holding shall (i) calculate the amount of accounting profit relating to the tax saving that would have been triggered by the application of the tax consolidation agreement previously in effect between AGZ Holding and its subsidiaries and
     (ii) notify this amount to the Parent Company.

     Within fifteen (15) days following receipt of this information, the Parent Company shall pay the said amount to AGZ Holding by bank transfer. From a legal point of view, this payment may be made through the medium of a subsidy, share capital increase or intra-group loan, at the discretion of the Parent Company. No interest shall be invoiced by the Parent Company to AGZ Holding in respect of any payment made by the Parent Company to AGZ Holding through the medium of a subsidy.

     In the event of payment by way of a subsidy or loan, it is stipulated under the terms of a letter of undertaking, signed between UGI Bordeaux Holding, AGZ Holding and Calyon at the date of this Amendment, that the receivable owed to UGI Bordeaux Holding by AGZ Holding pursuant to these subsidies or loans (including interest and accessory amounts) shall be subordinated to the full repayment of receivables of lenders under the Senior Facilities Agreement.


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     In the event of payment by way of a subsidy or intra-group loan, the Parent
     Company and AGZ Holding agree that these amounts will not be taken into consideration for the calculation of taxable profit serving as the basis for determining the contribution due by AGZ Holding to the Parent Company. Furthermore, within thirty (30) days following the annual approval by the shareholders' General Meeting of the financial statements for the financial year and payment of the said subsidies or intra-group loans, AGZ Holding undertake to repay to the Parent Company an equal amount, subject to:

          - AGZ being authorised to make such a prepayment under the conditions stipulated by the Senior Facilities Agreement, dated December 7, 2005;

          - AGZ Holding not being in default with respect to the provisions of the Senior Facilities Agreement;

          - AGZ Holding having the cash necessary to make this repayment without being required to have recourse to a loan.

     These conditions are assessed at the date of the above-mentioned repayment.

     If these condition are not fulfilled, the amount which cannot be repaid to the Parent Company shall be carried forward and repayable in respect of the following financial year, subject to the respect of the conditions set forth above.

     The provisions of this Article 1.6 shall cease to apply as soon as the amounts due to the Lenders pursuant to the Senior Facilities Agreement are repaid."

     This Amendment comes into effect on December 7, 2005.

     All the other terms and conditions of the Tax Consolidation Agreement remain unchanged.

                                                         Executed in 8 originals
                                                         In Paris
                                                         December 7, 2005

UGI BORDEAUX HOLDING
Represented by Mr. Francois Varagne

AGZ HOLDING
Represented by Mr. Francois Varagne

ANTARGAZ
Represented by Mr. Francois Varagne


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WOGEGAL S.A.
Represented by Mr. Francois Varagne

GAZ EST DISTRIBUTION
Represented by Mr. Francois Varagne

NORD GPL SA
Represented by Mr. Francois Varagne

RHONE MEDITERRANEE GAZ
Represented by Mr. Francois Varagne

AQUITAINE PYRENEES GAZ
Represented by Mr. Francois Varagne


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